UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2023

GEE GROUP INC.
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7751 Belfort Parkway, Suite 150, Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 954-0400

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	JOB	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 20, 2023, GEE Group Inc. (the “Company”) (NYSE American: JOB) issued a press release announcing that it has repurchased 647,000 shares of the Company’s common stock, no par value (the “Common Stock”) in a series of open market share repurchases that began on May 22, 2023. The program was previously approved by the Company’s Board of Directors (the “Board”) with authorization to purchase up to $20 million of the Company’s currently outstanding shares of Common Stock. The Company expects to continue to execute open market repurchases going forward.

As previously disclosed, under the share repurchase program, the Company’s management is authorized to repurchase shares of Common Stock through open market purchases under Rule 10b-18 of the Securities Exchange Act of 1934, as amended, and in accordance with other applicable legal requirements. The Company expects to continue to fund the share repurchase program from operating cash flow and cash on hand. The timing and total amount of Common Stock repurchases will depend upon the Company’s trading windows, business, economic and market conditions, corporate and regulatory requirements, prevailing stock prices, liquidity and other factors. The share repurchase program is presently authorized to continue through December 31, 2023, may be suspended or discontinued at any time, and does not obligate the Company to repurchase any number of shares of Common Stock. Upon the expiration of the share repurchase program, the Board may, in its sole discretion, authorize a new share repurchase program, however, it is not obligated to do so.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on the Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 20, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GEE GROUP INC.

Date: June 21, 2023	By:	/s/ Kim Thorpe
Kim Thorpe
Chief Financial Officer

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